Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-125478, 333-103307, and 333-18743) of United Technologies Corporation of our report dated June 24, 2005 relating to the financial statements of the United Technologies Corporation Represented Employee Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Hartford, Connecticut

June 24, 2005